UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2017

CARE CAPITAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37356	37-1781195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 N. Wacker Drive, Suite 1200, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

 Registrant’s Telephone Number, Including Area Code: (312) 881-4700

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.                                        Submission of Matters to a Vote of Securityholders.

On May 18, 2017, Care Capital Properties, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).

Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.  At the Annual Meeting, a total of 77,258,286 shares of Company common stock, or 91.91% of the shares outstanding and entitled to vote, were represented by proxy or in person.  Set forth below are the voting results for the proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s definitive Proxy Statement, filed with the Securities and Exchange Commission on April 7, 2017:

1.                                      The election of seven directors to terms expiring at the 2018 Annual Meeting of Stockholders.

Nominee	For	Against	Abstain	Broker Non- Votes
Douglas Crocker II	64,729,986	441,853	78,777	12,007,670

John S. Gates, Jr.	51,504,567	13,670,633	75,416	12,007,670

Ronald G. Geary	64,772,306	402,790	75,520	12,007,670

Raymond J. Lewis	64,733,627	388,110	128,879	12,007,670

Jeffrey A. Malehorn	64,620,556	554,176	75,884	12,007,670

Dale Anne Reiss	51,496,140	13,680,768	73,708	12,007,670

John L. Workman	51,800,679	13,376,008	73,929	12,007,670

 2.                                   The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2017.

For	Against	Abstain	Broker Non-Votes
77,014,107	132,437	111,742	—

Item 8.01.                                        Other Events.

On May 18, 2017, the Company’s Board of Directors declared a regular quarterly dividend of $0.57 per share, payable in cash on June 30, 2017 to stockholders of record on June 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARE CAPITAL PROPERTIES, INC.

Date: May 19, 2017	By:	/s/ Kristen M. Benson
Kristen M. Benson
Executive Vice President, General Counsel and Corporate Secretary